UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2005

ONETRAVEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8662	23-2265039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Morrison Blvd., Ste. 200, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 366-5054
(Registrant’s telephone number, including area code)

RCG COMPANIES INCORPORATED
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2

Explanatory Note

As previously reported, on April 15, 2005 OneTravel Holdings, Inc., f/k/a RCG Companies Incorporated ("the Company") closed the acquisition by merger of OneTravel, Inc. (“OneTravel”), pursuant to the previously announced Agreement and Plan of Merger, dated February 10, 2005, by and among OneTravel, OT Acquisition Corporation, Terra Networks Asociadas, S.L., Amadeus Americas, Inc. and Avanti Management, Inc. (collectively, the “Shareholders”).

On April 19, 2005 the Company filed a current report on Form 8-K disclosing the completion of the acquisition, but pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, omitted the financial statements of the business acquired and the pro forma financial information as it was permitted to do because audited financial statements of the Acquired Properties were not available at the time of the acquisition.

This Amendment No. 1 to the current report on Form 8-K filed April 19, 2005 is being filed to include these previously omitted financial statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Pursuant to paragraph (a) of Item 9.01 of Form 8-K, the attached financial statements were omitted from the disclosure contained in the Initial 8-K. Attached herewith as Annex A are the audited financial statements of OneTravel, Inc. (formerly OneTravel.com, Inc.) for the years ended December 31, 2004 and December 31, 2003 and the report of the independent public auditors. Attached herewith as Annex B are the unaudited financial statements  of OneTravel, Inc. for the three months ended March 31, 2005 and March 31, 2004.

(b) Pro forma Financial Information

Pursuant to paragraph (b) of Item 9.01 of Form 8-K, the following pro forma financial information was omitted from the disclosures contained in the Initial 8-K. Attached herewith as Annex C are the unaudited pro forma combined balance sheet as of March 31, 2005, the unaudited pro forma combined statement of operations for the year ended June 30, 2004 and the nine month period ended March 31, 2005 and the notes to the unaudited pro forma financial information.

Exhibits

23.1	Consent of BDO Seidman, LLP
23.2	Consent of Deloitte & Touche LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

OneTravel Holdings, Inc.

/s/ Marc Bercoon
Marc Bercoon
Date: August 1, 2005
By: President

3

Annex A
                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                          --------------------------------------

                                               Consolidated Financial Statements
                                          Years Ended December 31, 2004 and 2003

                                                     [LOGO] BDO(R)
                                                     BDO Seidman, LLP
                                                     Accountants and Consultants

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                                                        Contents
================================================================================

Independent Auditors' Report                                                   3

Consolidated financial statements
     Balance sheets                                                            4
     Statements of operations                                                  5
     Statements of changes in stockholders' equity                             6
     Statements of cash flows                                                7-8

Notes to consolidated financial statements                                  9-24

                                                                               2

[LOGO] BDO(R)
BDO Seidman, LLP                      1700 Market Street, 29th Floor
Accountants and Consultants           Philadelphia, Pennsylvania 19103-3962
                                      Telephone:(215)636-5500
                                      Fax:(215)636-5501

Independent Auditors' Report

OneTravel, Inc.
East Greenville, Pennsylvania

We have audited the accompanying  consolidated balance sheet of OneTravel,  Inc.
(formerly OneTravel.com,  Inc.) and subsidiary (collectively,  the "Company") as of December 31, 2004,  and the related  consolidated  statements of  operations, changes in  stockholders'  equity and cash flows for the year then ended.  These consolidated  financial  statements  are  the  responsibility  of the  Company's management.  Our  responsibility is to express an opinion on these  consolidated
financial   statements  based  on  our  audit.

We conducted our audit in accordance with auditing standards  generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material  misstatement.  An audit includes  consideration of internal control over  financial  reporting as a basis for designing  audit  procedures  that are appropriate  in the  circumstances,  but not for the  purpose of  expressing  an opinion on the  effectiveness  of the Company's  internal control over financial reporting.  Accordingly,  we express  no such  opinion.  An audit also  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in
the  financial   statements,   assessing  the  accounting  principles  used  and
significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material  respects,  the  financial  position of OneTravel,  Inc.  (formerly
OneTravel.com,  Inc.) and subsidiary as of December 31, 2004, and the results of its  operations and its cash flows for the year then ended,  in conformity  with accounting principles generally accepted in the United States.

/s/ BDO Seidman, LLP

April 29, 2005

                                                                               3

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders of OneTravel.com, Inc.:

We have audited the accompanying consolidated balance sheet of OneTravel.com,
Inc. (a subsidiary of Terra Networks, S.A.) and subsidiaries (the "Company") as of December 31, 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31,
2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United
States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses from operations and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1, the accompanying consolidated financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company.

August 1, 2005

                                                                            3(a)

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                                     Consolidated Balance Sheets
================================================================================

December 31,                                                2004            2003
--------------------------------------------------------------------------------

Assets

Current assets
     Cash and cash equivalents                      $     58,676     $    54,887
     Restricted cash                                   1,000,000              --
     Accounts receivable, net of allowance for
       uncollectible accounts of $268,393 and
       $268,000, respectively                            438,443         874,006
     Accounts receivable, stockholder                    389,873         271,530
     Accounts receivable, affiliate                           --           1,470
     Prepaid expenses and other assets                    69,793          64,441
--------------------------------------------------------------------------------

Total current assets                                   1,956,785       1,266,334

Restricted cash                                          203,256         872,985

Property and equipment, net                            1,390,507       1,433,532

Deposits and other assets                                 78,448          38,798

Long-term accounts receivable                            151,387         317,074

Intangible assets, net of accumulated amortization
     of $4,074 in 2004 and $4,000 in 2003                718,925         718,999

Goodwill                                               1,147,878       1,147,878
--------------------------------------------------------------------------------

Total assets                                        $  5,647,186     $ 5,795,600
================================================================================

December 31,                                                2004            2003
--------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current liabilities
     Accounts payable                               $  1,331,2l9     $   950,550
     Accounts payable, affiliate                              --           1,158
     Accrued expenses                                    653,021         356,639
     Accrued interest, stockholders                       92,839           3,098
     Current maturities, capital lease obligation          6,768           5,308
     Notes payable, stockholders                       3,864,970              --
--------------------------------------------------------------------------------

Total current liabilities                              5,948,817       1,316,753

Capital lease obligation                                   5,080          11,848

Notes payable, stockholders                                   --         715,396

Note payable, affiliate                                       --         299,574
--------------------------------------------------------------------------------

Total liabilities                                      5,953,897       2,343,571
--------------------------------------------------------------------------------

Commitments and contingencies

Stockholders' equity
     Preferred stock, $0.001 par value
          Authorized, 40,000,000 shares
          Issued and outstanding - none                       --              --
     Common stock, $0.00005 par value
          Authorized 200,000,000 shares
          Issued and outstanding, 198,937,646 shares       9,947           9,947
     Additional paid-in capital                       58,353,934      58,353,934
     (Accumulated deficit)                           (58,670,592)    (54,911,852)
--------------------------------------------------------------------------------

Total stockholders' (deficiency) equity                 (306,711)      3,452,029
--------------------------------------------------------------------------------

Total liabilities and stockholders' equity          $  5,647,186    $  5,795,600
================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                               4

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                           Consolidated Statements of Operations
================================================================================

Year ended December 31,                                     2004            2003
--------------------------------------------------------------------------------

Revenue
     Commissions                                    $  2,679,940    $  3,204,074
     Nonpublished fares                                5,165,693       4,877,507
--------------------------------------------------------------------------------

Total revenue                                          7,845,633       8,081,581
--------------------------------------------------------------------------------

Expenses
     Selling, general and administrative expenses     10,735,944       9,313,156
     Depreciation and amortization                       798,006       5,447,920
--------------------------------------------------------------------------------

Total expenses                                        11,533,950      14,761,076
--------------------------------------------------------------------------------

(Loss) from operations                                (3,688,317)     (6,679,495)

Interest income                                           22,959          22,071

Interest (expense)                                       (93,382)         (5,086)
--------------------------------------------------------------------------------

Net (loss)                                          $ (3,758,740)   $ (6,662,510)
================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                               5

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                      Consolidated Statements of Changes in Shareholders' Equity
================================================================================

Year ended December 31, 2004 and 2003
-------------------------------------------------------------------------------------------------------------------------

                                          Common Stock                Additional                              Total
                                 -------------------------------       Paid-In         (Accumulated        Stockholders'
                                   Shares             Amount           Capital           Deficit)             Equity
-------------------------------------------------------------------------------------------------------------------------

Balance, January 1, 2003         198,937,646      $      9,947      $ 58,353,934       $(48,249,342)      $ 10,114,539

Net loss                                                    --                --         (6,662,510)        (6,662,510)
-------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003       198,937,646      $      9,947      $ 58,353,934        (54,911,852)         3,452,029

Net loss                                                    --                --         (3,758,740)        (3,758,740)
-------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2004       198,937,646      $      9,947      $ 58,353,934       $(58,670,592)      $   (306,711)
=========================================================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                               6

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                           Consolidated Statements of Cash Flows
================================================================================

Year ended December 31,                                                2004              2003
-----------------------------------------------------------------------------------------------

Cash flows from operating activities
     Net (loss)                                                 $(3,758,740)      $(6,662,510)
     Adjustments to reconcile net (loss) to net cash
          (used in) operating activities
               Depreciation and amortization                        798,006           676,211
               Loss from sale of equipment                           19,444                --
               Impairment of prepaid media                               --         4,771,709
               Provision for uncollectible accounts receivable          393           467,262
               Changes in operating assets and liabilities
                    Accounts receivable                             600,857           (50,455)
                    Accounts receivable, stockholder               (118,343)         (271,530)
                    Accounts receivable, affiliate                    1,470            (1,470)
                    Prepaid expenses and other assets                (5,352)           13,183
                    Other assets                                    (39,650)         (289,093)
                    Accounts payable                                380,669           440,874
                    Accrued interest, stockholders                   89,741             3,098
                    Accounts payable, affiliate                      (1,158)            1,158
                    Accrued expenses                                296,382            40,772
-----------------------------------------------------------------------------------------------

Net cash (used in) operating activities                          (1,736,281)         (860,791)
-----------------------------------------------------------------------------------------------

Cash flows from investing activities
     Capital expenditures                                          (777,851)         (934,009)
     Proceeds from sale of equipment                                  3,500                --
     Restricted cash                                               (330,271)            2,756
-----------------------------------------------------------------------------------------------

Net cash (used in) investing activities                          (1,104,622)         (931,253)
-----------------------------------------------------------------------------------------------

                                                                               7

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                           Consolidated Statements of Cash Flows
================================================================================

Year ended December 31,                                                 2004              2003
------------------------------------------------------------------------------------------------

Cash flows from financing activities
     Proceeds from notes payable, stockholders                   $ 2,850,000       $   715,396
     Proceeds from notes payable, affiliate                               --           299,574
     Principal payments under capital lease obligations               (5,308)           (8,724)
------------------------------------------------------------------------------------------------

Net cash provided by financing activities                          2,844,692         1,006,246
------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                   3,789          (785,798)

Cash and cash equivalents at beginning of year                        54,887           840,685
------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of year                         $    58,676       $    54,887
================================================================================================

Supplemental disclosure of cash flow information
     Cash paid during the year for Interest                      $     3,641       $     1,988
================================================================================================

Supplemental schedule of noncash financing activities
     Asset acquired under capital lease                          $        --       $    18,868
     Transfer of notes payable, affiliate to notes payable,
       stockholders                                                  299,574                --
================================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                               8

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

1. Organization               OneTravel, Inc. (formerly OneTravel.com, Inc.) and
                              subsidiary   (collectively,   "OneTravel"  or  the
                              "Company")  was  incorporated  on July 17, 1999 in
                              the  state  of  Texas.  The  Company  is a  travel
                              company that offers its  customers  the ability to
                              make air, hotel, car, vacation and cruise bookings
                              over the  internet or through a call  center.  The
                              Company manages its business as a single operating
                              segment,  is  domiciled  entirely in the U.S.  and
                              substantially  all of  the  Company's  revenue  is
                              derived  from the  sale of  airline  tickets,  the
                              booking of hotel  rooms and car  reservations  and
                              air segment commissions.

                              Basis of Presentation

                              Terra  Networks,  S.A. (the  "Parent") and Amadeus
                              NHC Holdings, Inc. ("Amadeus") (collectively,  the
                              "Majority  Stockholders")  own  54.1%  and  38.9%,
                              respectively,  of the  outstanding  shares  of the
                              Company as of December 31, 2004 and 2003.

                              The accompanying consolidated financial statements
                              have been prepared on a historical-cost  basis and
                              exclude any adjustments  required to push down the
                              purchase  accounting  applied by the Parent to the
                              Company in its consolidated financial statements.

                              The  accompanying  2003 financial  statements have
                              been  prepared  assuming the Company will continue
                              as a  going  concern.  The  Company  incurred  net
                              operating  losses  and  negative  cash  flows from
                              operations    of    $6,662,510    and    $860,791,
                              respectively,  for the  year  ended  December  31,
                              2003. As of December 31, 2003,  the Company had an
                              accumulated deficit of $54.9 million. In addition,
                              the  Company's  current  liabilities  exceeds  its
                              current   assets  at  December  31,   2003.   Such
                              conditions    and   financial    measures    raise
                              substantial doubt that the Company will be able to
                              continue as a going concern.

                              The  Company's  ability  to  continue  as a  going
                              concern is  contingent  upon its ability to obtain
                              additional   debt   or   equity   financing,   and
                              ultimately  to  achieve  positive  cash  flow from
                              operations.   Majority  Shareholders  have  funded
                              operations  in  the  past,  and  the  Company  has
                              received   additional   funding  of  approximately
                              $1,000,000  in March and April  2004 (see Note 8).
                              Management believes that the Majority Shareholders
                              will continue to fund operations. The accompanying
                              consolidated   financial   statements   have  been
                              prepared   on   a   going-concern   basis,   which
                              contemplates  the  realization  of assets  and the
                              satisfaction  of  liabilities in the normal course
                              of business. The consolidated financial statements
                              do not  include  any  adjustments  relating to the
                              recoverability   and  classification  of  recorded
                              assets amounts or the amounts and  classifications
                              of liabilities  that might be necessary should the
                              Company be unable to continue as a going concern.

                              While  there  can  be  no  assurance,   management
                              believes,  based upon its 2004 plan,  the  Company
                              will have sufficient  liquidity  through  December
                              31, 2004. Should the Company's 2004 performance be
                              less than planned, or if the Majority Shareholders
                              cease to support the  Company,  the  Company  will
                              have to consider  additional  actions,  including,
                              among  other   things,   reducing   the  level  of
                              employment,  spending and  development  activities
                              and the  possible  sale of all or  portions of the
                              business.

2. Summary of                 Principles of Consolidation
   Significant
   Accounting                 The consolidated  financial statements include the
   Policies                   accounts    of    OneTravel,     Inc.    (formerly
                              OneTravel.com,   Inc.)   and  its   wholly   owned
                              subsidiary,   11th  Hour   Vacations,   Inc.   All
                              intercompany  balances and transactions  have been
                              eliminated in consolidation.

                              Use of Estimates

                              The  preparation  of  the  Company's  consolidated
                              financial statements in conformity with accounting
                              principles generally accepted in the United States
                              of America  requires  management to make estimates
                              and assumptions  that affect the reported  amounts
                              of certain assets and  liabilities  and disclosure
                              of certain  contingent  assets and  liabilities at
                              the date of the financial

                                                                               9

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                              statements,  and the  reported  amounts of revenue
                              and  expenses   recognized  during  the  reporting
                              periods.  Actual  results  could differ from those
                              estimates.

                              Cash and Cash Equivalents

                              Cash  and cash  equivalents  are  stated  at cost,
                              which   approximates   fair  value.   The  Company
                              considers all highly liquid debt  securities  with
                              original  maturities of three months or less to be
                              cash equivalents.

                              Restricted Cash

                              Restricted  cash  represents  cash  whose  use  is
                              limited by vendor-imposed restrictions in order to
                              guarantee  payment to vendors for the  purchase of
                              published  fares  through  the  Airline  Reporting
                              Corporation.   (See   Note   11   for   additional
                              information.)

                              Accounts Receivable

                              Trade accounts  current and  long-term,  and other
                              receivables  primarily  consist of commissions and
                              volume bonuses from travel service providers.  The
                              Company  values  accounts  receivable  net  of  an
                              allowance   for   uncollectible    accounts.   The
                              allowance is  calculated  based upon the Company's
                              evaluation of specific customer accounts where the
                              Company has information that the customer may have
                              an  inability  to meet its  financial  obligations
                              (bankruptcy,  etc.).  In these cases,  the Company
                              uses its  judgment,  based  on the best  available
                              facts and  circumstances,  and  records a specific
                              reserve for that customer  against  amounts due to
                              reduce  the  receivable  to  the  amount  that  is
                              expected to be collected. The long-term portion of
                              accounts  receivable  is comprised of  commissions
                              from one  travel  service  provider  with  payment
                              terms that are due beyond one year.

                                                                              10

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                              Accounts     Receivable/Accounts     Payable     -
                              Shareholders and Affiliates

                              Amounts  owed by the Company to the Parent are for
                              various  expenditures  disbursed  by the Parent on
                              behalf  of  the  Company   and   certain   expense
                              allocations  from the Parent to the Company.  Such
                              amounts owed to the Parent or its  affiliates  are
                              denominated in U.S.  dollars,  payable or callable
                              on  demand  and do bear  interest.  As a result of
                              these  transactions and allocations,  the separate
                              results   reported   by  the   Company   may   not
                              necessarily  be  indicative  of the  results  that
                              would have existed had the Company  been  operated
                              as an unaffiliated company.

                              Property and Equipment

                              Properly  and   equipment   are  stated  at  cost.
                              Equipment  held under capital  leases is stated at
                              the  lower of the  present  value  of the  minimum
                              lease  payments  or  estimated  fair  value of the
                              equipment at the inception of the lease.

                              Depreciation   of  property   and   equipment   is
                              calculated  on the  straight-line  method over the
                              estimated  useful  lives  of the  related  assets,
                              which is  generally  three  years  for  computers,
                              computer-related equipment and purchased software,
                              and seven years for furniture and other equipment.
                              Leasehold  improvements  and equipment  held under
                              capital leases are amortized on the  straight-line
                              method over the estimated useful life of the asset
                              or the lease term, whichever is shorter.

                              Capitalized Software

                              Capitalized software is composed of both purchased
                              software and software development costs associated
                              with internal use software.  The Company  accounts
                              for  the  software  development  costs  associated
                              with  internal  use  software in  accordance  with
                              Statement   of   Position    ("SOP")   No.   98-1,
                              "Accounting  for the  Costs of  Computer  Software
                              Developed  or Obtained  for  Internal  Use," which
                              provides   guidance    regarding   when   software
                              developed  or obtained  for internal use should be
                              capitalized,

                                                                              11

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                              while  costs  incurred   during  the   preliminary
                              project  stage and  post-implementation  operation
                              stage should be expensed as incurred.  The Company
                              capitalizes  and expenses  costs  associated  with
                              developing and  maintaining  its  proprietary  web
                              site in accordance with Emerging Issues Task Force
                              ("EITF") Issue No. 00-02, "Accounting for Web Site
                              Development Costs."

                              Capitalized   software   development   costs   are
                              amortized  over the estimated  life of the related
                              application,  and which  ranges  from two to three
                              years.  The  Company   capitalized   $722,274  and
                              $326,316  in  software  costs for the years  ended
                              December   3l,   2004  and   2003,   respectively.
                              Amortization  expense  related to  software  costs
                              totaled  $705,012 and $516,816 for the years ended
                              December 31, 2004 and 2003, respectively.

                              Impairment of Long-Lived Assets

                              The Company  continually  evaluates whether events
                              or circumstances  have occurred that indicate that
                              the estimated remaining useful lives of long-lived
                              assets and certain  identifiable  intangibles  may
                              warrant  revision  or that the  carrying  value of
                              these assets may be impaired.  To compute  whether
                              assets   have   been   impaired,   the   estimated
                              undiscounted  future cash flows for the  estimated
                              remaining  useful life of the respective  asset is
                              compared to the carrying value. To the extent that
                              the  undiscounted  future cash flows are less than
                              the carrying  value, a new fair value of the asset
                              is required to be  determined.  If such fair value
                              is less than the current carrying value, the asset
                              is written down to its  estimated  fair value.  At
                              December 31, 2004, the Company  determined that no
                              impairment  existed.  (See Note 11 for  additional
                              information.)

                              Capital Lease Obligation

                              The Company had $18,868 of office  equipment under
                              capital  leases  at  December  31,  2004 and 2003.
                              Properly and equipment  under  capital  leases and
                              the related  obligation  for future lease payments
                              are  initially  recorded at an amount equal to the
                              then-present   value  of  those  lease   payments.
                              Amortization  is  computed  on  the  straight-line
                              basis over the estimated useful life of the

                                                                              12

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                              asset. Accumulated amortization related to capital
                              leases  totaled  $7,020  and  $1,712 for the years
                              ended December 31, 2004 and 2003, respectively.

                              Goodwill

                              Goodwill  represents  the  excess of cost over the
                              fair value of assets  acquired.  The Company  does
                              not amortize  existing goodwill and is required to
                              review  the   carrying   value  of  goodwill   for
                              impairment  on  at  least  an  annual  basis.   If
                              goodwill  becomes  impaired,  some  or  all of the
                              goodwill  could  be  written  off as a  charge  to
                              operations.  The Company has reviewed the carrying
                              values  of its  goodwill  during  2004 and 2003 by
                              comparing  the  carrying  values to the  estimated
                              fair  values.   Management   determined  that  the
                              carrying  values of  goodwill  did not  exceed the
                              fair  value  and,  as a result,  believes  that no
                              impairment  of goodwill  existed at  December  31,
                              2004.  Goodwill is presented on an historical-cost
                              basis and  excludes  any  adjustments  required to
                              push down the purchase  accounting  applied by the
                              Parent  to  the   Company   in  its   consolidated
                              financial statements.  (See Note 11 for additional
                              information.)

                              Intangible Assets

                              Intangible  assets  primarily  consist  of  domain
                              names,  franchise  agreements,  software tools and
                              trade    names    acquired     through    business
                              combinations.  Amounts are  recorded at fair value
                              as of the date of  acquisition.  The Company  does
                              not amortize existing  intangible  assets. If such
                              assets  become  impaired,   some  or  all  of  the
                              carrying  value of these  assets  could be written
                              off as a charge  to  operations.  This  comparison
                              must be performed  annually or more  frequently if
                              circumstances  indicate possible  impairment.  The
                              Company has reviewed  the  carrying  values of its
                              intangible assets by comparing the carrying values
                              to   the   estimated   fair   values.   Management
                              determined   that  the  carrying   values  of  its
                              intangible  assets  did not  exceed the fair value
                              and, as a result,  believes  that no impairment of
                              intangible assets existed at December 31, 2004.

                                                                              13

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                              Revenue Recognition

                              Commission   revenues   are  derived  from  travel
                              services  sold  at  regular  published  fares  and
                              commissions and/or transaction fees on such sales.
                              Based upon its  evaluation  of these  transactions
                              and in  accordance  with  the  various  indicators
                              identified  in EITF  Issue No.  99-19,  "Reporting
                              Revenue  Gross  as a  Principal  Versus  Net as an
                              Agent," The Company  determined  its  suppliers of
                              travel   services   assume  the  majority  of  the
                              business  risks,   which  include   providing  the
                              service. As such, all transactions are recorded at
                              the net amount, which is the amount charged to the
                              customer  less  the  amount  to  be  paid  to  the
                              supplier  of  the   respective   travel   service.
                              Recognition  of  commissions  occurs upon  booking
                              when  the  travel  service  is  noncancelable  and
                              nonrefundable.   When  the   travel   service   is
                              cancelable  and  refundable,   the  commission  is
                              recognized upon collection from the travel service
                              supplier.

                              Nonpublished  fares are transactions for which the
                              Company is the  merchant of record and  determines
                              the  price  to  the  customer.   The  Company  has
                              agreements with suppliers for inventory (e.g., air
                              tickets or hotel  rooms) that the  Company  sells.
                              The  Company   presents   revenue   arising   from
                              nonpublished   fares   based  on  the  net  amount
                              retailed from such sales in  accordance  with EITF
                              Issue  No.  99-19.   Recognition  of  nonpublished
                              revenue  occurs  on the  date of  ticketing.  Such
                              revenue  is  reported  net  of  an  allowance  for
                              cancellations and refunds.  Due to the restrictive
                              nature of the Company's sales, which are generally
                              noncancelable and nonrefundable, cancellations and
                              refunds are not significant.

                              Advertising Costs

                              Advertising  costs,  included in selling,  general
                              and  administrative   expenses,  are  expensed  as
                              incurred.  Advertising  expenses were $244,973 and
                              $332,065 for the years ended December 31, 2004 and
                              2003, respectively.

                                                                              14

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                              Income Taxes

                              The Company  accounts  for income taxes under SFAS
                              No.  109,  "Accounting  for Income  Taxes,"  which
                              requires  an  asset  and  liability   approach  to
                              financial  accounting  and  reporting  for  income
                              taxes.   The  difference   between  the  financial
                              statement and tax bases of assets and  liabilities
                              is  determined  annually  using  enacted tax rates
                              expected to be in effect for the year in which the
                              differences  are expected to reverse.  A valuation
                              allowance is provided, if necessary, to reduce the
                              deferred  tax  assets to the  amount  that is more
                              likely than not to be realized.

                              Concentration of Credit Risk

                              Financial  instruments which  potentially  subject
                              the  Company  to a  concentration  of credit  risk
                              principally  consist of cash and cash equivalents.
                              The  Company  has its cash  and  cash  equivalents
                              placed with high quality,  creditworthy  financial
                              institutions.  The  balances at such  institutions
                              are  periodically  in excess of federally  insured
                              limits.  As part of its cash  management  process,
                              the Company  performs  periodic  evaluation of the
                              relative credit standing of these institutions.

                              Concentration of Suppliers

                              The Company  currently buys  substantially  all of
                              its   nonpublished   fares  from  two   suppliers.
                              Although  there are a limited  number of companies
                              bringing   these   fares  to  market,   management
                              believes  that  other   suppliers   could  provide
                              similar  fares on  comparable  terms.  A change in
                              suppliers,   however,   could  cause  a  temporary
                              shortage of nonpublished fares and a possible loss
                              of sales,  which would adversely  affect operating
                              results.

                              Stock-Based Compensation

                              Stock-based  compensation  for stock-based  awards
                              issued to the  Company's  employees is  recognized
                              using the  intrinsic-value  method  prescribed  in
                              Accounting Principles Board ("APB")

                                                                              15

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                              Opinion No. 25,  "Accounting  for Stock  Issued to
                              Employees,"    and    related     interpretations.
                              Accordingly,   no  compensation  is  recorded  for
                              options  issued to employees in fixed  amounts and
                              with fixed  exercise  prices at least equal to the
                              fair market  value of the  Company's  stock at the
                              date of grant.

                              The  Company  has   adopted  the   provisions   of
                              Statement   of  Financial   Accounting   Standards
                              ("SFAS")  No.  123,  "Accounting  for  Stock-Based
                              Compensation," through disclosure only for options
                              awarded to  employees.  SFAS No. 123  requires the
                              disclosure of pro-forma net loss as if the Company
                              adopted  the  fair-value  method  of  valuing  its
                              options.  Under  SFAS No.  123,  the fair value of
                              stock-based  awards  to  employees  is  calculated
                              through  the  use of  option-pricing  models.  Had
                              employee compensation cost for the Company's stock
                              plans  been  determined  consistent  with SFAS No.
                              123, the  Company's  pro-forma net loss would have
                              been as follows:

                              Year ended December 31,                                       2004            2003
                              ----------------------------------------------------------------------------------

                              Net income, as reported (including stock-
                                Based employee compensation costs                    $(3,758,740)   $(6,662,510)
                              Deduct total stock-based compensation
                                expense under SFAS No. 123                               (19,658)      (371,365)
                              ----------------------------------------------------------------------------------

                              Adjusted net (loss)                                    $(3,778,398)   $(7,033,875)
                              ==================================================================================

                              The  weighted-average  fair value of stock options
                              granted  was  $0.09 per  option in 2003.  The fair
                              value of each option  grant was  estimated  at the
                              date   of   grant    using    the    Black-Scholes
                              option-pricing      model.      The      following
                              weighted-average  assumptions were used for grants
                              in  2003:   risk-free   interest  rate  of  1.63%;
                              dividend yield of 0% and volatility factor of 67%;
                              and  expected  life  of 4  years.  The  effect  of
                              applying SFAS No. 123 in this pro forma disclosure
                              is not  necessarily  indicative  of the  impact on
                              future years since the Company's options vest over
                              several  years and  additional  grants may be made
                              each year.

                                                                              16

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                              All  stock-based   awards  to   nonemployees   are
                              accounted  for at their fair  value in  accordance
                              with  SFAS  No.  123 and  EITF  Issue  No.  96-18,
                              "Accounting for Equity Instruments That are Issued
                              to  Other  Than  Employees  for  Acquiring,  or in
                              Conjunction with Selling, Goods or Services."

4. Property and               A summary of property and equipment is as follows:
   Equipment

                              December 31,                             2004            2003
                              -------------------------------------------------------------

                              Computer equipment and
                                software                         $3,878,497      $3,120,815
                              Leasehold improvements                124,380         124,380
                              Furniture and fixtures                 55,412          70,540
                              -------------------------------------------------------------

                                                                  4,058,289       3,315,735

                              Less accumulated depreciation
                                and amortization                  2,667,782       1,882,203
                              -------------------------------------------------------------
                                                                 $1,390,507      $1,433,532
                              =============================================================

                              Depreciation and amortization expense was $798,006
                              and $676,211 for the years ended December 31, 2004
                              and 2003, respectively.

5. Accrued Expenses           A summary of accrued expenses is as follows:

                              December 31,                    2004          2003
                              --------------------------------------------------

                              Accrued compensation        $ 66,764      $110,326
                              Other accrued expenses       546,153       159,782
                              Deferred revenue              40,104        86,531
                              --------------------------------------------------

                                                          $653,021      $356,639
                              ==================================================

                                                                              17

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

6. Stockholders'              Stock Option Plan
   Equity
                              In June 1999,  the  Company  established  the 1999
                              Stock Option Plan (the  "Plan") that  provides for
                              the  grant  of  stock   options  and  warrants  to
                              officers, directors and other key employees of the
                              Company to purchase a maximum of 4,981,081  shares
                              of common stock. The Plan provides for granting of
                              both  incentive  stock  options,   as  defined  in
                              Section  422 of the  Internal  Revenue  Code  (the
                              "Code"),  and options  that do not  qualify  under
                              Section 422 of the Code ("nonqualified  options").
                              Grants  under the Plan  expire  10 years  from the
                              date  of  the  grant  and  generally  vest  over a
                              three-year  period.  The  exercise  price  of  all
                              incentive  options  granted under the Plan must be
                              at  least  100% of the  fair  value on the date of
                              grant  and  in  the  case  of  nonqualified  stock
                              options,  shall  be no less  than  85% of the fair
                              market value.  The Plan, as amended,  provides for
                              the issuance of 18,100,000 shares of common stock.
                              As of December 31, 2004 and 2003,  the Company had
                              191,998   and   556,513   shares,    respectively,
                              available for future grant value under the Plan.

                              In July 2000,  the  Company  established  the 2000
                              Independent    Contractor    Incentive   Plan   of
                              OneTravel,  Inc. and  Subsidiary  (the  "Incentive
                              Plan")  that  provides  for  the  grant  of  stock
                              options to nonemployees of the Company to purchase
                              a maximum  of  540,000  shares  of  common  stock.
                              Grants  under  this plan  expire 10 years from the
                              date of the grant and are vested  immediately upon
                              the date of the grant. As of December 31, 2004 and
                              2003, the Company had 396,198 shares available for
                              future grant value under the Incentive Plan.

                                                                              18

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                              The  following  table   summarizes   stock  option
                              activity under the plans in 2004 and 2003:

                                                                                         Exercise     Weighted-
                                                                         Number             Price       Average
                                                                             of             Range      Exercise
                                                                         Shares         Per Share         Price
                              ---------------------------------------------------------------------------------

                              Outstanding, January 1, 2003           14,291,956       $0.17-$1.23      $   0.52

                              Granted                                 3,655,000              0.17          0.17
                              Exercises
                              Canceled or forfeited (including
                                exchange program)                    (3,988,469)        0.17-1.23          1.19
                              ---------------------------------------------------------------------------------
                              Outstanding, December 31, 2003         13,958,487         0.17-1.23          0.24

                              Granted in exchange program             1,704,515              0.25          0.25
                              Canceled or forfeited                  (1,340,000)             0.17          0.17

                              Outstanding, December 31, 2004         14,323,002       $0.17-$1.23            --
                              =================================================================================

                              The following table summarizes  information  about
                              stock options outstanding at December 31, 2004:

                                      Weighted-
                   Number               Average           Weighted-                              Weighted-
                       of             Remaining             Average                                Average
Exercise           Shares           Contractual            Exercise             Number            Exercise
Price         Outstanding                  Life               Price        Exercisable               Price
----------------------------------------------------------------------------------------------------------

$ 0.17         11,670,000            7.63 years            $   0.17         11,670,000            $   0.17
$ 1.23            948,489            4.98 years            $   1.23            948,489            $   1.23
$ 0.25          1,704,513            9.03 years            $   0.25          1,704,513            $   0.25
----------------------------------------------------------------------------------------------------------

               14,323,002            7.62 years            $   0.25         14,323,002            $   0.25
==========================================================================================================

                                                                              19

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                              Exchange Program

                              In June 2003,  the Board of Directors  approved an
                              Option  Exchange  Program  (the  "Program")  to be
                              offered to certain  employees.  The Program allows
                              the employees to exchange  current options for new
                              options  to be  issued  at a later  date.  The new
                              options will be granted after a minimum  period of
                              six months and one day has  elapsed  from June 11,
                              2003, and each option shall have an exercise price
                              equal to the fair market price of the common stock
                              at the  date  of  grant  of the  new  options.  In
                              connection  with the  Program,  3,585,000  options
                              were canceled  during the year ended  December 31,
                              2003.  In January  2004,  1,704,513  options  were
                              reissued under the options exchange program.

7. Income Taxes               The Company has no  provision  for income taxes in
                              2004 and 2003.

                              The deferred tax asset as of December 31, 2004 and
                              2003  is  $17.6  million  and  $16.3  million  for
                              federal  income  tax  purposes.   This  amount  is
                              composed  of the tax  benefit  of a net  operating
                              loss  carryforward of approximately  $48.3 million
                              and $44.6  million at December  31, 2004 and 2003.
                              There  were no other  temporary  differences.  The
                              federal net operating  loss  carryforwards  expire
                              between 2008 and 2020 if not utilized.

                              The   Company  has   provided  a  full   valuation
                              allowance  against  its  deferred  tax asset.  The
                              Company  believes  it is more likely than not that
                              some portion or all of the deferred tax asset will
                              not be realized.

                                                                              20

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

8. Related Party              During the normal course of business,  the Company
   Transactions               does  business  with Amadeus (the  "Shareholder").
                              The   Company   owed   $92,504   and  $-0-  as  of
                              December 31, 2004 and 2003, respectively.

                              Media Credit

                              In  February  2000,  the  Company  entered  into a
                              three-year  agreement  with  IGT  Services,   Inc.
                              ("IGT") to  purchase  media  time and  advertising
                              (the  "Media  Agreement").  Under the terms of the
                              Media  Agreement,  IGT agreed to make available to
                              the  Company  not less than $15  million  worth of
                              media from IGT's current and future inventory. The
                              purchase  price for the media was to be paid 33.3%
                              in cash  and  66.7%  in  shares  of the  Company's
                              common stock.

                              During    2003,     management    evaluated    the
                              realizability  of  the  prepaid   advertising  and
                              concluded that an impairment existed as management
                              did not expect to utilize  the full  amount of the
                              media credit. The impairment of approximately $4.8
                              million  has been  classified  as a  component  of
                              amortization    expense   in   the    accompanying
                              consolidated statement of operations.

                              Affiliate Agreements

                              During 2003, the Company entered into an Operating
                              Agreement with Terra Lycos, Inc. (the "Affiliate")
                              to provide travel products to the customers of the
                              Affiliate's  Web  sites.  The  Company  shares the
                              revenue derived from those  transactions  with the
                              Affiliate.  The amount  earned by the Affiliate in
                              2003 was $2,951, of which $1,158 was payable as of
                              December 31, 2003.

                              In addition, the Affiliate and the Company entered
                              into  a  Revenue  Share  Agreement  (the  "Revenue
                              Share") whereby the Affiliate provides advertising
                              marketing  services to the Company.  The Affiliate
                              shares the revenue  derived from the  provision of
                              those  services with the Company and in 2003,  the
                              Company  earned $10,181 as a result of the Revenue
                              Share,  of which  $1,470 is  recorded  as accounts
                              receivable as of December 31, 2003.

                                                                              21

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                              During  2004,  Terra Lycos was sold by its parent.
                              As a result, as of December 31, 2004, Terra Lycos,
                              Inc. is no longer an affiliate.

                              Segment Fees

                              In 2000,  the Company  entered  into an  agreement
                              with  Amadeus  (the  "Shareholder")   whereby  the
                              Company  receives  segment  fees for each  segment
                              booked in the Amadeus GDS system. A booked segment
                              is a take-off  and landing for an air  transaction
                              without a change in flight number, a hotel booking
                              or a car  booking.  The fees  range  from $1.25 to
                              $2.00  per  segment  depending  upon  productivity
                              requirements  associates with booked transactions.
                              Fees  for  these  segments  were   $1,114,851  and
                              $791,227 for the years ended December 31, 2004 and
                              2003,  respectively.   The  Company  has  accounts
                              receivable  from the  Shareholder  of $389,873 and
                              $141,864  relating  to  these  transactions  as of
                              December 31, 2004 and 2003, respectively.

                              Notes Payable

                              During  2004  and  2003,   the  Company   borrowed
                              approximately     $2,850,000    and    $1,015,000,
                              respectively,  from the Majority  Stockholders and
                              the  Affiliate  bearing  interest at a rate of the
                              12-month London  InterBank  Offered Rate ("LIBOR")
                              rate  plus 200 basis  points  and  secured  by the
                              assets of the Company. Notes payable of $3,565,396
                              and  $299,574  were  borrowed  from  the  Majority
                              Stockholders  and  the  Affiliate,   respectively,
                              during 2004 and 2003.

                              During 2004,  note payable due to the Affiliate in
                              the  amount of  $299,574  was  transferred  to the
                              common  parent of the  Affiliate  and the Company.
                              Therefore,  all notes  payable as of December  31,
                              2004   are    classified    as   notes    payable,
                              stockholders.

                              As part of the sale and merger agreement effective
                              April 15, 2005, all  outstanding  debt was repaid.
                              Accordingly, notes payable as of December 31, 2004
                              are classified as current.

                                                                              22

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

9. Commitments                Leases
   and
   Contingencies              At December 31, 2004, the Company's minimum rental
                              commitments   under   noncancelable   capital  and
                              operating   leases  for  each  fiscal  year  ended
                              December 31, are as follows:

                                                                            Capital          Operating
                              Fiscal Year                                    Leases             Leases
                              ------------------------------------------------------------------------

                              2005                                         $  8,948         $  181,160
                              2006                                            5,523             10,900
                              2007                                               --                514
                              ------------------------------------------------------------------------

                              Total minimum lease payments                   14,471         $  192,574
                                                                                            ==========

                              Less amount representing interest               2,623
                                                                           --------

                              Present value of net minimum lease
                                  payments                                   11,848
                              Less current maturities                         6,768
                                                                           --------

                              Long-term maturities                         $  5,080
                                                                           ========

                              Total rent  expense for all  operating  leases for
                              the  years  ended   December  31,  2004  and  2003
                              amounted to $191,342 and $166,712, respectively.

                              Legal Proceedings

                              The  Company is subject to legal  proceedings  and
                              claims  that  arise  in  the  ordinary  course  of
                              business.  As  of  December  31,  2004  and  2003,
                              management is not aware of any asserted or pending
                              litigation  or claims  against  the  Company  that
                              would  have  a  material  adverse  effect  on  the
                              Company's   financial   condition,    results   of
                              operations or liquidity.

                                                                              23

                                                       OneTravel, Inc. (formerly
                                             OneTravel.com, Inc.) and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

10. Employee                  The   Company   maintains   a   qualified   401(k)
    Benefit Plan              Retirement  Plan (the  "401(k)  Plan") that allows
                              eligible  employees  to  contribute  a portion  of
                              their salary  on a  pre-tax  basis.  All full-time
                              employees  are  eligible  to  participate  in  the
                              401(k)  Plan  after  six  months of  service.  The
                              Company does not make any  matching  contributions
                              to the 401(k) Plan.

11. Subsequent                On February 10, 2005,  TERRA  NETWORKS  ASOCIADAS,
    Event                     S.L.,   AMADEUS   AMERICAS,    INC.   and   AVANTI
                              MANAGEMENT,  INC. ("Shareholders") entered into an
                              agreement with RCG COMPANIES  INCORPORATED ("RCG")
                              to sell one  hundred  percent  of the  outstanding
                              shares  of the  Company  to RCG.  The terms of the
                              acquisition  provide for a total purchase price of
                              $25,600,000,  with $2,500,000 paid as a deposit at
                              signing,  $100,000  after  30 days to  extend  the
                              closing by one month,  $10,500,000 paid in cash at
                              closing  and  $12,500,000  paid  in the  form of a
                              six-month    convertible    non-interest   bearing
                              promissory  notes  ("Notes").  RCG may  delay  the
                              maturity  of the Notes up to five  times by paying
                              to the holders of such Notes an  aggregate  amount
                              of  $125,000  for each  delay.  The  Notes  may be
                              convertible  into common stock of RCG,  subject to
                              shareholder approval. The conversion price will be
                              determined on the closing of the transaction,  but
                              will be no greater than,  $2.25 per share. RCG has
                              the  right  to   extend   the   maturity   of  the
                              convertible  rate by up to six months upon payment
                              of an  extension  fee to  the  note  holders.  The
                              transaction closed on April 15, 2005.

                              The Company had  restricted  cash on deposit  with
                              First Data Inc.,  the  provider  of the  Company's
                              merchant processing services totaling  $1,000,000.
                              In  January  of 2005,  TERRA  NETWORKS  ASOCIADAS,
                              S.L.,  AMADEUS  AMERICAS,  INC. posted a letter of
                              Credit drawn on Citibank for  $1,500,000 and First
                              Data released  $1,000,000 of restricted  cash back
                              to the Company. The Company utilized the funds for
                              general working capital purposes.

                                                                              24

Annex B

ONETRAVEL, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
AT MARCH 31, 2005
(In thousands)

ASSETS
Cash and cash equivalents	$334
Restricted cash	2,835
Accounts receivable, net	2,032
Prepaid expenses and other current assets	216
Total current assets	5,417

Property and equipment, net	1,404
Other assets	75
Other intangible assets	725
Goodwill	1,148
Total assets	$8,769

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable, accrued expenses and other liabilities	$4,972
Notes payable, stockholders	3,937
Total current liabilities	8,909

Capital lease obligation	10
Total liabilities	8,919

Commitments and Contingencies

Stockholders’ equity:
Common stock	10
Additional paid-in capital	58,354
Accumulated deficit	(58,514)
Total stockholders’ deficit	(150)

Total liabilities and stockholders’ deficit	$8,769

See notes to unaudited condensed consolidated financial statements.

ONETRAVEL, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
(In thousands)

	Three Months Ended March 31,
	2005	2004

Revenue	$2,564	$2,356

Selling, general and administrative expenses	2,243	2,858
Depreciation and amortization	222	235
Operating costs and expenses	2,465	3,093

Operating income (loss)	99	(737)

Interest income, net	57	16
Net income (loss)	$156	$(721)

See notes to unaudited condensed consolidated financial statements.

ONETRAVEL, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended March 31,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$156	$(721)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	222	235
Loss on sale of equipment	-	19

Changes in operating assets and liabilities:
Accounts receivable	(1,053)	(152)
Prepaid expenses and other assets	(148)	(159)
Accounts payable and accrued expenses	2,889	557
Net cash provided by (used in) operating activities	2,066	(221)

Cash flows from investing activities:
Purchase of property and equipment	(236)	(225)
Sale of property and equipment	-	4
Restricted cash	(1,632)	(212)
Net cash used in investing activities	(1,868)	(433)

Cash flows from financing activities:
Notes payable proceeds	79	600
Principal payments under capital lease obligations	(2)	(1)
Net cash provided by financing activities	77	599
Net change in cash and cash equivalents	275	(55)
Cash and cash equivalents at beginning of period	59	55

Cash and cash equivalents at end of period	$334	$-

	Three months ended March 31,
	2005	2004
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$1	$1

Non-cash financing activities:
Transfer of notes payable, affiliate to notes payable, stockholders	300	-

See notes to unaudited condensed consolidated financial statements.

ONETRAVEL, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANANCIAL STATEMENTS

OneTravel, Inc. (formerly OneTravel.com, Inc.) and subsidiary (collectively, “OneTravel” or the “Company”) was incorporated on July 17, 1999 in the state of Texas. The Company is a travel company that offers its customers the ability to make air, hotel, car, vacation, and cruise bookings over the internet or through a call center. The Company manages its business as a single operating segment, is domiciled entirely in the U.S. and substantially all of the company’s revenue is derived from the sale of airline tickets, the booking of hotel rooms and car reservations and air segment commissions.

Basis of Presentation

The Condensed Consolidated Financial Statements are unaudited and include the accounts of OneTravel, Inc. and its wholly owned subsidiary 11th Hour Vacations, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by such generally accepted accounting principles for complete financial statements. In the opinion of the management of the Company, the unaudited Condensed Consolidated Financial Statements contain all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the results of operations for the interim periods presented, with no material retroactive adjustments. The results of operations for interim periods are not indicative of the results that may be expected for a full year due to the seasonality of the business.

Principles of Consolidation
The consolidated financial statements include the accounts of OneTravel, Inc. and its wholly owned subsidiary, 11th Hour Vacations, Inc. All inter-company balances and transactions have been eliminated in consolidation.

Capitalized software

Capitalized software development costs are amortized over the estimated life of the related application, which ranges from two to three years. The Company capitalized $227,500 and $179,462 software costs for the three months ended March 31, 2005 and 2004, respectively. Amortization expense related to software costs totaled $167,721 and $182,431 for the three months ended March 31, 2005 and 2004, respectively.

Stock -Based Compensation

Stock-based compensation for stock-based awards issued to the Company’s employees is recognized using the intrinsic-value method prescribed in Accounting Principles Board (“APB”). Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, no compensation is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of the Company’s stock a the date of grant.

The Company has adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” through disclosure only for options awarded to employees. SFAS No. 123 requires the disclosure of pro-forma net loss as if the Company adopted the fair-value method of valuing its options. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models. Had employee compensation cost for the Company’s stock plans been determined consistent with SFAS No. 123, the Company’s pro-forma net loss would have been as follows (in thousands).

	Period ended Three months ended March 31,
	2005	2004

Net income (loss) as reported (including stock based employee compensation costs)	$156	$(721)

Deduct total stock-based compensation expense under SFAS No. 123	(5)	(4)

Adjusted net income (loss)	$151	$(725)

The weighted average fair value of stock options granted was $0.09 per option in the three months ended March 31, 2005 and 2004. The fair value of each option grant was estimated at the date of grant using the Black-Scholes option-pricing model. The following weighted average assumptions were used for grants in both the March 31, 2005 and 2004 periods, risk free interest rate of 1.63% dividend yield of 0% and volatility factor of 67% and expected life of 4 years. The effect of applying SFAS No. 123 in the pro-forma disclosure is not necessarily indicative of the impact on future years since the Company’s options vest over several years and additional grant may be made each year.

All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123 and BITF Issue NO. 96-18. “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services.”

RELATED-PARTY TRANSACTIONS

Affiliate Agreements

During 2003, the Company entered into an Operating Agreements with Terra Lycos, Inc. (the “Affiliate”) to provide travel products to the customers of the Affiliate’s Web sites. The Company shared the revenue derived from the travel transactions with the Affiliate. The Affiliate shared revenues derived from the provision of travel services and the Company earned $2,454 and $7,822 for the three months ended March 31, 2005 and 2004, respectively. In addition, the amounts owed to the Affiliate as at March 31, 2005 and 2004 were $0 and $4,158, respectively.

In addition the Affiliate and the Company entered into a Revenue Share Agreement (the “Revenue Share”) whereby the Affiliate provides advertising marketing services to the Company. The Affiliate shared the revenue derived from the provision of those services with the company in 2003, the Company earned $5,391 as a result of the Revenue Share for the three months ended March 31, 2004. As of March 31, 2004 $5,391 was owed by the Affiliate under the Revenue Share agreement.

During 2004 Terra Lycos was sold by its parent. As of March 31, 2005 Terra Lycos, Inc is no longer an affiliate.

Segment fees

In 2000, the Company entered into an agreement with Amadeus (the “Shareholder”) whereby the Company receives segment fees for each segment booked in the Amadeus GDS system. A booked segment is a take-off and landing for an air transaction without a change in flight number, a hotel booking or a car booking. The fees range from $1.25 to $2.00 per segment depending upon productivity requirements associated with booked transactions. Fees for these segments were $549,056 and $409,028 for the three months ended March 31, 2005 and 2004, respectively.

Notes Payable

During the three months ended March 31, 2005 and 2004, the Company borrowed $79,000 and $600,000, respectively. During 2004, note payable due to the Affiliate in the amount of $299,574 was transferred to the common parent of the Affiliate and the Company. Therefore all notes payable as of March 31, 2005 are classified as notes payable, stockholders.

As part of the sale and merger agreement effective April 15, 2005, all outstanding debt was repaid. Accordingly, notes payable as of March 31, 2005 are classified as current.

Legal Proceedings

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. As of March 31, 2005, management is not aware of any asserted or pending litigation or claims against the Company that would have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

Subsequent Events

On February 10, 2005 Terra Networks Asociadas, S.L., Amadeus Americas, Inc. and Avanti Management, Inc. (“Shareholders”) finalized the agreement with OneTravel Holdings, Inc,. f/k/a RCG Companies Incorporated (“RCG”) to sell one hundred percent of the outstanding shares of the Company to RCG. The terms of the acquisition provide for a total purchase price of $25.6 million, with $2.5 million paid as a deposit at signing, $0.1m after 30 days to extend the closing by one month, $10.5 million paid in cash at closing and $12.5 million paid in the form of a six-month convertible non interest bearing promissory notes (“Notes”). RCG may delay the maturity of the Notes up to five times by paying to the holders of such Notes an aggregate amount of $125,000 for each delay. The notes may be convertible into common stock of RCG. The conversion price will be determined on the closing of the transaction, but will be no greater than $2.25 per share. RCG has the right to extend the maturity of the convertible note by up to six months upon payment of an extension fee to the note-holders. The transaction closed on April 15, 2005.

Annex C

ONETRAVEL HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

On April 15, 2005, OneTravel Holdings, Inc. f/k/a RCG Companies Incorporated ("the Company" or "Parent"), completed the acquisition by merger of 100% of the capital stock of OneTravel, Inc. ("OneTravel"). The  purchase price of $27,044,000, which includes $13,100,000 of the total consideration paid in cash, a Promissory Note valued at $12.9 million based upon the underlying value of the common stock and $600,000 of other acquisition costs. The notes are convertible into our common stock at the option of the note-holder. Our obligation to issue shares of common stock upon conversion is subject in all respects to the rules or regulations of the American Stock Exchange and stockholder approval. The conversion price per share of our common stock will initially equal $0.6875. This conversion price will be adjusted to equal 125% of the market price of our common stock in the event that our contemplated one for ten reverse stock split is approved by stockholders, and the average market value of our common stock is lower that the split adjusted conversion price for the twenty trading days immediately following the effectuation of the reverse stock split. We have the right to extend the maturity of the convertible note by up to five months upon payment of an extension fee to the note-holders of an aggregate of $125,000 per each one-month extension. We have allocated the consideration to the Company’s assets purchased (in general, we assumed that net carrying value of assets on the balance sheet was substantially the same as fair value), liabilities assumed and the closing costs associated with the transaction resulting in a remaining amount of $30,626,000 to be allocated to Goodwill and Other Intangibles (see purchase price allocation adjustment below).

The Series C convertible preferred stock does not bear a stated annual dividend, subject to approval by the Registrant's stockholders and The American Stock Exchange, is convertible into shares of the Registrant's common stock at $0.55 per share, and if not converted will be mandatorily redeemable one year from issuance. Investors will also receive warrants to purchase an aggregate of 26,019,401 shares of the Registrant's common stock, at an initial exercise price of $0.55 per share, exercisable until the date that is 5 years after the issuance date.

The following unaudited pro forma combined financial information have been prepared to give effect to the combination of the Company and OneTravel accounted for in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” which is referred to as SFAS 141. The merger consideration has been allocated on a preliminary basis to assets acquired and liabilities assumed based on information that was available to management at the time these pro forma financial statements were prepared. The adjustments to the unaudited pro forma combined financial statements are subject to change pending a final analysis of the total purchase price and the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

The unaudited pro forma combined balance sheet as of March 31, 2005 combines the historical consolidated balance sheets of the Company and OneTravel as of that date and gives effect to the merger as if it had occurred on March 31, 2005. The only amount in the adjustment (adjustment 4) column not related to OneTravel is a reclassification of Farequest’s (see paragraph below) intangible asset for 8-K/A presentation purposes which was different from the March 31, 2005 10-Q presentation.

The unaudited pro forma combined statements of operations for the nine months ended March 31, 2005, and the year ended June 30, 2004 gives pro forma effect to the merger as if the merger had occurred on the earliest day of the periods presented, July 1, 2003. Potential cost savings from combining the operations have not been reflected in the unaudited pro forma combined statements of operations as there can be no assurance that any such cost savings will occur. We have also presented Farequest Holdings, Inc.’s (“Farequest”) historical financials for pro forma purposes. The acquisition of Farequest by the Company was effective on February 2, 2005 and was previously reported on an 8-K/A filing on April 19, 2005. The Parent historical column for the nine months ended March 31, 2005 includes two months of activity for Farequest. The Farequest column includes seven months of activity in order to properly reflect a full nine months of activity. The Parent historical column for the year ended June 30, 2004 does not include activity for Farequest since it was acquired in February 2005, therefore the Farequest column includes twelve months of activity.

1

The unaudited pro forma combined financial information is based upon available information and upon certain estimates and assumptions that are believed to be reasonable. These estimates and assumptions are preliminary, are subject to change upon completion of the valuation of the intangibles and have been made solely for the purposes of developing these pro forma combined financial statements. Unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position of the combined company that would actually have been achieved had the transaction been completed for the period presented, or that may be obtained in the future. These unaudited pro forma combined financial statements are based upon the respective historical consolidated financial statements of the Company and OneTravel and notes thereto. These unaudited pro forma condensed consolidated financial statements should be read in conjunction “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and all the financial statements and notes thereto contained in the Company’s quarterly financial report on Form 10-Q for the quarter ended March 31, 2005 and the annual report on Form 10-K/A for the year ended June 30, 2004.

2

ONETRAVEL HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
BALANCE SHEET DATA
AT MARCH 31, 2005
(In thousands)

	Historical
	Parent	OneTravel	Preferred C Subscription		Adjustments		Pro Forma Combined Amounts
ASSETS
Cash and cash equivalents	$212	$146	$27,129 (a	)	$(13,544	)(b)	$13,943
Restricted cash	13,780	-					13,780
Accounts receivable, net	1,078	2,105					3,183
Prepaid expenses and other current assets	2,917	206					3,123
Total current assets	17,987	2,457	27,129		(13,544)		34,029

Property and equipment, net	1,430	1,429					2,859
Deferred costs and other assets	2,700	75					2,775
Net non-current assets of discontinued operations	2,739	-					2,739
Other intangible assets		-			14,489	(b)	16,906
					2,417	(d)
Goodwill	42,878	1,873			16,137	(b)	57,498
					(1,873	)(c)
					900	(d)
					(2,417	)(d)
Total assets	$67,734	$5,834	$27,129		$16,109		$116,806

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable and other obligations-current portion	$9,931	$-			$12,900	(b)	$22,831
Accounts payable and accrued expenses	14,405	2,032			600	(b)	17,037
Net non-current liabilities of discontinued operations	4,757	-					4,757
Unearned income	13,496	-					13,496
Total current liabilities	42,589	2,032			13,500		58,121

Warrant obligations	1,593	-					1,593
Deferred income taxes					5,500	(b)	6,400
					900	(d)
Notes payable and other obligations	5,644	11					5,655
Total liabilities	49,826	2,043			19,900		71,769

Temporary equity - Convertible Series C Preferred stock			27,129	(a)			27,129

Shareholders’ equity:
Convertible Series B Preferred stock	15	-					15
Common stock	1,172	10			(10	)(c)	1,172
Additional paid-in capital	157,630	62,219			(62,219	)(c)	157,630
Accumulated deficit	(140,277)	(58,438)			58,438	(c)	(140,277)
Treasury stock at cost	(632)	-					(632)
Total shareholders’ equity	17,908	3,791			(3,791)		17,908

Total liabilities and shareholders’ equity	$67,734	$5,834	$27,129		$16,109		$116,806

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

3

ONETRAVEL HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2005
(In thousands, except share data)

Historical

	Parent	OneTravel	Farequest Holdings, Inc.	Adjustments		Pro Forma Combined Amounts
Revenue	$57,677	$4,378	$2,693			$64,748
Cost of revenue	57,983		196			58,179
Gross (loss) profit	(306)	4,378	2,497			6,569

Selling, general and administrative expenses	9,992	5,855	5,205			21,052
Depreciation and amortization	495	536	332	3,436	(e)	4,849
Operating costs and expenses	10,487	6,441	5,537	3,436		25,901

Operating loss	(10,793)	(2,063)	(3,040)	(3,436)		(19,332)

Interest expense, net	993	24	121	801	(f)	1,939
Other expense	592	-	-	-		592
Loss from continuing operations before extraordinary items	(12,378)	(2,087)	(3,161)	(4,237)		(21,863)
Gain on debt restructuring	2,257	-	-	-		2,257
Loss from continuing operations	(10,121)	(2,087)	(3,161)	(4,237)		(19,606)
Preferred stock dividends	(1,229)	(13,145)		(1,509	)(g)	(15,883)
Loss from continuing operations attributable to common stock shareholders	$(11,350)	$(15,232)	$(3,161)	$(5,746)		$(35,489)

Basic and diluted loss per share:
Loss from continuing operations	$(0.43)	-	-			$(0.84)
Loss from continuing operations attributable to common stock shareholders	$(0.49)	-	-			$(1.52)

Weighted average shares outstanding	23,325,513	-	-			23,325,513

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

4

ONETRAVEL HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2004
(In thousands, except share data)

Historical

	*Parent	OneTravel	Farequest Holdings, Inc.	Adjustments		Pro Forma Combined Amounts
Revenue	$66,197	$8,193	$2,934			$77,324
Cost of revenue	57,786	-	544			58,330
Gross profit	8,411	8,193	2,390			18,994

Selling, general and administrative expenses	8,818	10,413	4,667			23,898
Depreciation and amortization	253	790	152	4,716	(e)	5,911
Goodwill impairment	1,000	-	-			1,000
Operating costs and expenses	10,071	11,203	4,819	4,716		30,809

Operating loss	(1,660)	(3,010)	(2,429)	(4,716)		(11,815)

Interest expense, net	387	(23)	33	1,068	(f)	1,465
Gain on investments, net	(120)	-	-			(120)
Other loss (income)	13	-	-			13
Loss from continuing operations	(1,940)	(2,987)	(2,462)	(5,784)		(13,173)
Preferred stock dividends	-	(13,145)	-	(2,011	)(g)	(15,156)
Loss from continuing operations attributable to common stock shareholders	$(1,940)	$(16,132)	$(2,462)	$(7,795)		$(28,329)

Basic and diluted loss per share:
Loss from continuing operations	$(0.12)					$(0.78)
Loss from continuing operations attributable to common stock shareholders	$(0.12)					$(1.69)

Weighted average shares outstanding	16,799,540					16,799,540

*Restated for reclassifications to discontinued operations

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

5

ONETRAVEL HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

a)
Reflects the net cash received by the Company for the Preferred C stock subscription. $13 million of the proceeds were used to pay the sellers of OneTravel.
The convertible preferred stock does not bear a stated annual dividend, subject to approval by the Registrant's stockholders and The American Stock Exchange (see item g below), is convertible into shares of the Registrant's common stock at $0.55 per share, and if not converted will be mandatorily redeemable one year from issuance. Investors will also receive warrants to purchase an aggregate of 26,019,401 shares of the Registrant's common stock, at an initial exercise price of $0.55 per share, exercisable until the date that is 5 years after the issuance date.
Effective June 24, 2005, upon approval of the stockholders, the preferred shares were transferred to equity from temporary equity. The preferred shares shall automatically be converted into common shares within 25 days. As the warrants become exercisable as of the shareholder vote, OTV recognized a dividend and a corresponding increase to additional paid in capital at the fair value of the warrant, or approximately $10,783,000.
Effective with the shareholder approval, the Series A Preferred Stock and the warrants to acquire 2,390,625 shares, currently classified as a liability, and certain additional warrants to acquire an aggregate 14,761,608 of common stock, all of which have anti-dilutive features, have been reset to a new exercise price of $0.55 or $1.00, as defined in their agreements. As a result of the change in the price, OTV recorded a dividend of approximately $1.3 million and additional interest of $280,000.

b)
Reflects the adjustment to record the purchase price. These estimates and assumptions are preliminary, are subject to change upon completion of the valuation of the intangibles and have been made solely for the purposes of developing these pro forma combined financial statements. All assets and liabilities approximated their fair values, except for the adjustments required as set forth below:

	Useful
	Life (Yrs)		(in thousands)
Current assets			$2,457
Other assets			1,504
Goodwill			16,137
Other intangible assets:
Airline contracts/relationships	4	5,375
Customer base	5	2,026
Developed proprietary technology	3	7,088	14,489
Total assets			$34,587

Deferred taxes			(5,500)
Accounts payable and accrued expenses			(2,032)
Other liabilities			(11)
Net assets acquired			$27,044

Cash payments			$13,100
$12.5 million Promissory Note payable, convertible into common stock with a value of $12.9 million			12,900
Additional costs			600
Working capital adjustment			444
Total consideration			$27,044

c)	Elimination of the carrying amounts of Goodwill and Equity accounts from the predecessor owner.
d)	Reflects the reclassification of Farequest’s intangible assets from goodwill, and recognition of deferred tax liability upon the finalization of the allocation of the purchase price.
e)	Reflects the amortization of identifiable intangible assets based on management’s estimated useful life for the period presented.
f)
Reflects additional interest for $12.5 million, non-interest bearing six-month OneTravel note. The note provides for five one-month extension periods at $125,000 per month. Interest expense assumes that the note will be refinanced at 9%, which is the expected incremental borrowing rate, considering various risk factors. If the interest rate increases by 1%, interest expense would increase by $125,000 per year. Also reflects interest on Farequest note.

g)
Effective June 24, 2005, upon approval of the stockholders, the preferred shares and the related warrants were transferred to equity from temporary equity and liabilities, respectively. The preferred shares shall automatically be converted into common shares within 25 days. The warrants transferred to equity at their fair value, as determined using the Black-Scholes pricing method as of the date of transfer, resulting in a gain of approximately $3 million. In addition, the Company recognized a dividend of approximately $21.3 million, representing value of the conversion of the preferred into 56,563,936 shares of common stock at the closing price of $0.61, less its original carrying value of $13.1 million. Reflects the $3,981,000 of issuance costs for the sale of the series C preferred shares, which should be amortized as a preferred stock dividend over 12 & 9 months divided by 23.75 months (from July 1, 2003 through the period of the shareholder vote).

6